Third Quarter 2014 Earnings Webcast & Conference Call October 30, 2014 Exhibit 99.2

Mike Salop Senior Vice President, Investor Relations 2

Safe Harbor This presentation contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward- looking statements. Words such as "expects," "intends," "anticipates," "believes," "estimates," "guides," "provides guidance," "provides outlook" and other similar expressions or future or conditional verbs such as "may," "will," "should," "would," "could," and "might" are intended to identify such forward-looking statements. Readers of this presentation by The Western Union Company (the "Company," "Western Union," "we," "our" or "us") should not rely solely on the forward-looking statements and should consider all uncertainties and risks discussed in the “Risk Factors” section and throughout the Annual Report on Form 10-K for the year ended December 31, 2013. The statements are only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement. Possible events or factors that could cause results or performance to differ materially from those expressed in our forward-looking statements include the following: (i) events related to our business and industry, such as: deterioration in consumers' and clients' confidence in our business, or in money transfer and payment service providers generally; changes in general economic conditions and economic conditions in the regions and industries in which we operate, including global economic and trade downturns or significantly slower growth or declines in the money transfer, payment service, and other markets in which we operate, including those related to interruptions in migration patterns; political conditions and related actions in the United States and abroad which may adversely affect our business and economic conditions as a whole; failure to compete effectively in the money transfer and payment service industry with respect to global and niche or corridor money transfer providers, banks and other money transfer and payment service providers, including telecommunications providers, card associations, card-based payment providers, electronic and Internet providers, and digital currencies; the pricing of our services and any pricing reductions, and their impact on consumer demand for our services and our financial results; our ability to adopt technology in response to changing industry and consumer needs or trends; our failure to develop and introduce new services and enhancements, and gain market acceptance of such services; changes in, and failure to manage effectively, exposure to foreign exchange rates, including the impact of the regulation of foreign exchange spreads on money transfers and payment transactions; our ability to maintain our agent network and business relationships under terms consistent with or more advantageous to us than those currently in place; interruptions of United States government relations with countries in which we have or are implementing significant business relationships with agents or clients; mergers, acquisitions and integration of acquired businesses and technologies into our Company, including Travelex Global Business Payments, and the failure to realize anticipated financial benefits from these acquisitions, and events requiring us to write down our goodwill; any material breach of security, including cybersecurity, or safeguards of or interruptions in any of our systems; decisions to change our business mix; failure to manage credit and fraud risks presented by our agents, clients and consumers or non-performance by our banks, lenders, other financial services providers or insurers; increased costs or loss of business due to difficulty for us, our agents or their subagents in establishing or maintaining relationships with banks needed to conduct our services; adverse movements and volatility in capital markets and other events which affect our liquidity, the liquidity of our agents or clients, or the value of, or our ability to recover, our investments or amounts payable to us; adverse rating actions by credit rating agencies; our ability to realize the anticipated benefits from productivity and cost-savings and other related initiatives, which may include decisions to downsize or to transition operating activities from one location to another, and to minimize any disruptions in our workforce that may result from those initiatives; our ability to attract and retain qualified key employees and to manage our workforce successfully; our ability to protect our brands and our other intellectual property rights; our failure to manage the potential both for patent protection and patent liability in the context of a rapidly developing legal framework for intellectual property protection; changes in tax laws and unfavorable resolution of tax contingencies; cessation of or defects in various services provided to us by third-party vendors; material changes in the market value or liquidity of securities that we hold; restrictions imposed by our debt obligations; and changes in industry standards affecting our business; (ii) events related to our regulatory and litigation environment, such as: liabilities or loss of business resulting from a failure by us, our agents or their subagents to comply with laws and regulations and regulatory or judicial interpretations thereof, including laws and regulations designed to detect and prevent money laundering, terrorist financing, fraud and other illicit activity, and increased costs or loss of business associated with compliance with those laws and regulations; increased costs or loss of business due to regulatory initiatives and changes in laws, regulations and industry practices and standards affecting us, our agents, or their subagents, including related to anti-money laundering regulations, anti- fraud measures, customer due diligence, or agent and subagent due diligence, registration, and monitoring requirements; liabilities or loss of business and unanticipated developments resulting from governmental investigations and consent agreements with or enforcement actions by regulators, including those associated with compliance with or failure to comply with the settlement agreement with the State of Arizona, as amended; the impact on our business from the Dodd-Frank Wall Street Reform and Consumer Protection Act, the rules promulgated there-under, and the actions of the Consumer Financial Protection Bureau and similar legislation and regulations enacted by other government authorities; changes in United States or foreign laws, rules and regulations including the Internal Revenue Code, governmental or judicial interpretations thereof and industry practices and standards, including the impact of the Foreign Account Tax Compliance provisions of the Hiring Incentives to Restore Employment Act; liabilities resulting from litigation, including class-action lawsuits and similar matters, including costs, expenses, settlements and judgments; failure to comply with regulations regarding consumer privacy and data use and security; effects of unclaimed property laws; failure to maintain sufficient amounts or types of regulatory capital to meet the changing requirements of our regulators worldwide; and changes in accounting standards, rules and interpretations; and (iii) other events, such as: adverse tax consequences from our spin-off from First Data Corporation; catastrophic events; and management's ability to identify and manage these and other risks. 3

Hikmet Ersek President & Chief Executive Officer 4

Western Union | ©2014 Western Union Holdings, Inc. All Rights Reserved. Delivering on key strategies  Consumer money transfer revenue grew 2%, or 4% constant currency*  Business Solutions returned to revenue growth  Operating profit margin improved to 21.8%  Nearly $650 million of dividends and share repurchases YTD through September Overview Affirmed full year revenue outlook and raised full year EPS outlook to approximately $1.50 5 *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures.

Western Union | ©2014 Western Union Holdings, Inc. All Rights Reserved. Raj Agrawal Executive Vice President & Chief Financial Officer 6

Western Union | ©2014 Western Union Holdings, Inc. All Rights Reserved. $1,030 $1,041 $348 $361 $31 $39 Q3 2013 Q3 2014 Transaction Fee Foreign Exchange Other ($ in millions) $1,441 $1,409 *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures.  Consolidated revenue increased 2% on a reported basis, or 5% constant currency*  Transaction fee revenue increased 1%  Foreign exchange revenue increased 4% Revenue Q3 7

Western Union | ©2014 Western Union Holdings, Inc. All Rights Reserved.  80% of Company revenue  Revenue increased 2%, or 4% constant currency*  Total transactions increased 5%  Cross-border principal increased 5% *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures. Consumer-to-Consumer Q3 8

Western Union | ©2014 Western Union Holdings, Inc. All Rights Reserved. *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures. C2C Transaction and Revenue Analysis 9 Q3 2014

Western Union | ©2014 Western Union Holdings, Inc. All Rights Reserved. Regions Revenue Growth/ Decline Currency Impact** Transaction Growth % of Total Revenue Europe and CIS 1% -2% 10% 21% North America 2% 0% 3% 19% Middle East and Africa 3% -1% 1% 16% Asia Pacific 1% -1% 0% 12% LACA -3% -7% 2% 8% westernunion.com 21% 1% 34% 4% Q3 2014 **Note: Currency impact included in revenue growth. Consumer-to-Consumer 10

Western Union | ©2014 Western Union Holdings, Inc. All Rights Reserved.  Consumer-to-Business  11% of Company revenue  Revenue declined 1%, or increased 11% constant currency*  Business Solutions  7% of Company revenue  Revenue increased 4%, or 3% constant currency* *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures. C2B and B2B Q3 11

Western Union | ©2014 Western Union Holdings, Inc. All Rights Reserved. 21.0% 21.8% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% Q3 2013 Q3 2014 Operating Margin Q3  Operating margin increase • Primarily due to benefits from cost savings initiatives and lower integration expenses, partially offset by higher compliance and legal expenses 12 *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures.

Western Union | ©2014 Western Union Holdings, Inc. All Rights Reserved.  Operating margin increase • Primarily due to benefits from cost savings initiatives, partially offset by higher compliance expenses 24.0% 24.9% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% Q3 2013 Q3 2014 C2C Operating Margin Q3 13

Western Union | ©2014 Western Union Holdings, Inc. All Rights Reserved.  Operating margin decrease • Primarily due to higher funding costs related to increased interchange expense 19.2% 15.4% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% Q3 2013 Q3 2014 C2B Operating Margin Q3 14

Western Union | ©2014 Western Union Holdings, Inc. All Rights Reserved.  Operating Loss  Operating income breakeven compared to an operating loss of $3 million in the prior year period  Depreciation and amortization of approximately $14 million in the current quarter and $16 million in the prior year period  The improvement in operating loss was primarily due to lower Travelex integration expense, revenue growth, a value added tax recovery, and lower depreciation and amortization, which were partially offset by higher bank fees Business Solutions Operating Loss Q3 15

Western Union | ©2014 Western Union Holdings, Inc. All Rights Reserved. 9 Months Ended Sept. 30, 2014 Cash Flow from Operations $775 million Capital Expenditures $129 million Stock Repurchases $445 million Dividends Paid $200 million Cash Balance, Sept. 30, 2014 $1.7 billion Debt Outstanding, Sept. 30, 2014 $3.7 billion Financial Strength 16

Western Union | ©2014 Western Union Holdings, Inc. All Rights Reserved.  Revenue – Low to mid-single digit constant currency revenue increase – Flat to low single digit GAAP revenue growth  Margins – GAAP operating margin of approximately 20% (previous range was 19.5% to 20%)  Earnings per Share – GAAP EPS of approximately $1.50 (previous range was $1.45 to $1.50)  Cash Flow – Cash flow from operating activities of approximately $1 billion 2014 Outlook 17

Western Union | ©2014 Western Union Holdings, Inc. All Rights Reserved. Questions & Answers 18

Western Union | ©2014 Western Union Holdings, Inc. All Rights Reserved. Third Quarter 2014 Earnings Webcast & Conference Call October 30, 2014 Appendix 19

Western Union | ©2014 Western Union Holdings, Inc. All Rights Reserved. Western Union's management believes the non-GAAP financial measures presented provide meaningful supplemental information regarding our operating results to assist management, investors, analysts, and others in understanding our financial results and to better analyze trends in our underlying business, because they provide consistency and comparability to prior periods. These non-GAAP financial measures include revenue change constant currency adjusted; EBITDA margin; Consumer-to-Consumer segment revenue change constant currency adjusted; Consumer-to-Consumer segment principal per transaction change constant currency adjusted; Consumer-to-Consumer segment cross-border principal change constant currency adjusted; Consumer-to-Business segment revenue change constant currency adjusted; and Business Solutions segment revenue change constant currency adjusted. Constant currency results assume foreign revenues are translated from foreign currencies to the U.S. dollar, net of the effect of foreign currency hedges, at rates consistent with those in the prior year. A non-GAAP financial measure should not be considered in isolation or as a substitute for the most comparable GAAP financial measure. A non-GAAP financial measure reflects an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to the corresponding GAAP financial measure, provide a more complete understanding of our business. Users of the financial statements are encouraged to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included below. All adjusted year-over-year changes were calculated using prior year reported amounts. Amounts included below are in millions, unless indicated otherwise. Non-GAAP Measures 20

Reconciliation of Non-GAAP Measures

	3Q13	4Q13	FY2013	1Q14	2Q14	3Q14	YTD 3Q14
Consolidated Metrics							
Revenues, as reported (GAAP)	$ 1,408.8	$ 1,421.9	$ 5,542.0	$ 1,350.8	$ 1,405.6	$ 1,440.9	$ 4,197.3
Foreign currency translation impact (a)	19.2	23.9	70.3	32.5	26.3	35.0	93.8
Revenues, constant currency adjusted	$ 1,428.0	$ 1,445.8	$ 5,612.3	$ 1,383.3	$ 1,431.9	$ 1,475.9	$ 4,291.1
Prior year revenues, as reported (GAAP)	$ 1,421.6	$ 1,424.7	$ 5,664.8	$ 1,325.4	$ 1,385.9	$ 1,408.8	$ 4,120.1
Revenue change, as reported (GAAP)	(1)%	0 %	(2)%	2 %	1 %	2 %	2 %
Revenue change, constant currency adjusted	0 %	1 %	(1)%	4 %	3 %	5 %	4 %
Operating income, as reported (GAAP)	$ 295.3	$ 238.4	$ 1,107.4	$ 272.0	$ 278.3	$ 314.1	$ 864.4
Reversal of depreciation and amortization (b)	68.6	64.9	262.8	67.2	68.4	66.8	202.4
EBITDA (b)	$ 363.9	$ 303.3	$ 1,370.2	$ 339.2	$ 346.7	$ 380.9	$ 1,066.8
Operating income margin, as reported (GAAP)	21.0 %	16.8 %	20.0 %	20.1 %	19.8 %	21.8 %	20.6 %
EBITDA margin	25.8 %	21.3 %	24.7 %	25.1 %	24.7 %	26.4 %	25.4 %
Consumer-to-Consumer Segment							
Revenues, as reported (GAAP)	$ 1,128.1	$ 1,146.5	$ 4,433.6	$ 1,077.5	$ 1,132.1	$ 1,150.9	$ 3,360.5
Foreign currency translation impact (a)	7.2	10.2	29.6	12.5	7.5	17.9	37.9
Revenues, constant currency adjusted	$ 1,135.3	$ 1,156.7	$ 4,463.2	$ 1,090.0	$ 1,139.6	$ 1,168.8	$ 3,398.4
Prior year revenues, as reported (GAAP)	$ 1,151.5	$ 1,153.2	$ 4,584.3	$ 1,050.2	$ 1,108.8	$ 1,128.1	$ 3,287.1
Revenue change, as reported (GAAP)	(2)%	(1)%	(3)%	3 %	2 %	2 %	2 %
Revenue change, constant currency adjusted	(1)%	0 %	(3)%	4 %	3 %	4 %	3 %
Principal per transaction, as reported ($ - dollars)	$ 339	$ 335	$ 338	$ 338	$ 341	$ 339	$ 339
Foreign currency translation impact (a) ($ - dollars)	-	-	1	2	(2)	-	1
Principal per transaction, constant currency adjusted ($ - dollars)	$ 339	$ 335	$ 339	$ 340	$ 339	$ 339	$ 340
Prior year principal per transaction, as reported ($ - dollars)	$ 342	$ 341	$ 343	$ 341	$ 340	$ 339	$ 340
Principal per transaction change, as reported	(1)%	(2)%	(1)%	(1)%	0 %	0 %	0 %
Principal per transaction change, constant currency adjusted	(1)%	(2)%	(1)%	0 %	0 %	0 %	0 %
Cross-border principal, as reported ($ - billions)	$ 19.0	$ 19.5	$ 73.9	$ 18.3	$ 19.7	$ 20.0	$ 58.0
Foreign currency translation impact (a) ($ - billions)	-	-	0.1	0.1	(0.1)	-	-
Cross-border principal, constant currency adjusted ($ - billions)	$ 19.0	$ 19.5	$ 74.0	$ 18.4	$ 19.6	$ 20.0	$ 58.0
Prior year cross-border principal, as reported ($ - billions)	$ 17.6	$ 18.0	$ 71.3	$ 16.9	$ 18.5	$ 19.0	$ 54.4
Cross-border principal change, as reported	8 %	8 %	4 %	8 %	7 %	5 %	7 %
Cross-border principal change, constant currency adjusted	8 %	8 %	4 %	9 %	6 %	5 %	7 %

Western Union | ©2014 Western Union Holdings, Inc. All Rights Reserved.
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Reconciliation of Non-GAAP Measures

WESTERN UNION WU

	3Q13	4Q13	FY2013	1Q14	2Q14	3Q14	YTD 3Q14
Consumer-to-Business Segment							
Revenues, as reported (GAAP)	$ 152.3	$ 149.5	$ 608.5	$ 147.2	$ 145.9	$ 150.4	$ 443.5
Foreign currency translation impact (a)	8.3	10.2	31.6	16.6	18.8	18.1	53.5
Revenues, constant currency adjusted	$ 160.6	$ 159.7	$ 640.1	$ 163.8	$ 164.7	$ 168.5	$ 497.0
Prior year revenues, as reported (GAAP)	$ 147.3	$ 152.1	$ 603.9	$ 153.7	$ 153.0	$ 152.3	$ 459.0
Revenue change, as reported (GAAP)	3 %	(2)%	1 %	(4)%	(5)%	(1)%	(3)%
Revenue change, constant currency adjusted	9 %	5 %	6 %	7 %	8 %	11 %	8 %
Business Solutions Segment							
Revenues, as reported (GAAP)	$ 101.6	$ 100.2	$ 392.9	$ 99.4	$ 98.2	$ 105.8	$ 303.4
Foreign currency translation impact (a)	3.5	3.1	8.0	2.7	(0.3)	(1.6)	0.8
Revenues, constant currency adjusted	$ 105.1	$ 103.3	$ 400.9	$ 102.1	$ 97.9	$ 104.2	$ 304.2
Prior year revenues, as reported (GAAP)	$ 95.4	$ 92.6	$ 367.4	$ 92.8	$ 98.3	$ 101.6	$ 292.7
Revenue change, as reported (GAAP)	6 %	8 %	7 %	7 %	0 %	4 %	4 %
Revenue change, constant currency adjusted	10 %	12 %	9 %	10 %	0 %	3 %	4 %

Non-GAAP related notes:

(a) Represents the impact from the fluctuation in exchange rates between all foreign currency denominated amounts and the United States dollar. Constant currency results exclude any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the United States dollar, net of foreign currency hedges, which would not have occurred if there had been a constant exchange rate.

(b) Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA") results from taking operating income and adjusting for depreciation and amortization expenses. EBITDA results provide an additional performance measurement calculation which helps neutralize the operating income effect of assets acquired in prior periods.

Western Union | ©2014 Western Union Holdings, Inc. All Rights Reserved.

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